Exhibit 10.33

LEASE
BY AND BETWEEN

TRINET MILPITAS ASSOCIATES, LLC,
a Delaware limited liability company

as Landlord

and

LSI LOGIC CORPORATION,
a Delaware corporation

as Tenant

February 20,  2004

1855 Barber Lane
MILPITAS, CALIFORNIA

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- ii -

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LEASE

     This Lease, dated February 20, 2004 (the “Effective Date of this Lease”), is made by and between Trinet Milpitas Associates, LLC, a Delaware limited liability company (“Landlord”), and LSI Logic CORPORATION, a Delaware corporation (“Tenant”).

ARTICLE 1

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notice:	LSI Logic Corporation
1621 Barber Lane, M/S D-106
Milpitas, California 95035-7458
Attn: General Counsel

With a required copy to:

LSI Logic Corporation
1621 Barber Lane, M/S D-129
Milpitas, California 95035-7458
Attn: Corporate Real Estate

Landlord’s Address for Notices:	c/o iStar Financial Inc.
One Embarcadero Center
Suite 3300
San Francisco, CA 94111

Landlord’s Representative:	Erich Stiger, Asset Management

Phone Number:	(415)391-4300

Intended Commencement Date:	February 20, 2004

Intended Term:	Eight (8) Years

Lease Expiration Date:	Eight (8) Years from the Lease Commencement Date, unless
earlier terminated in accordance with the terms of
this Lease, or extended by Tenant pursuant to Article 15.

Options to Renew:	Two (2) option(s) to renew, each for a term of thirty (30)
months.

Tenant’s Security Deposit:	$60,851.62

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$3,000,000 Combined Single Limit

Tenant’s Broker(s):	George Fox and Greg Bendis of Mien J. Studley, Inc.

Property:	That certain real property situated in the City of Milpitas,
County of Santa Clara, State of California, together with
all buildings and improvements thereon, which real
property is

shown on the Site Plan attached hereto as
Exhibit “A” and is commonly known as or otherwise
described as follows: 1855 Barber Lane, Milpitas,
California.

Building:	That certain building located on the Property in which the
Leased Premises are located, which building is shown
outlined on Exhibit“A”hereto (the“Building”). The
Building is commonly known as or otherwise described as
follows: 1855 Barber Lane, Milpitas, California.

Outside Areas:	The“Outside Areas” shall mean all areas within the Property
which are located outside the Building, such as
pedestrian walkways, parking areas, landscaped area, open
areas and enclosed trash disposal areas.

Leased Premises:	The Property, including the Outside Areas, the Building and
all the interior space within the Building, including
stairwells, connecting walkways, and atriums, consisting
of approximately 81,500 square feet and, for purposes of
this Lease, agreed to contain said number of square feet.

Base Monthly Rent:	The term“Base Monthly Rent” shall mean the following:

Month	Base Monthly Rent
01-12	$52,975.00
13-24	$54,034.50
25-36	$55,115.19
37-48	$56,217.49
49-60	$57,341.84
61-72	$58,488.68
73-84	$59,658.45
85-96	$60,851.62

Use:	Office, research and development (including engineering labs)

Tenant’s Proportionate Share:	100%

Exhibits:	The term“Exhibits” shall mean the Exhibits of this Lease
which are described as follows:

Exhibit“A” – Site Plan showing the Leased Premises.

Exhibit“B” – Floor Plan outlining the portion of the
Leased Premises located within the Building

Exhibit“C” – Rules and Regulations

Exhibit“D” – Form of Subordination, Nondisturbance and
Attornment Agreement

Exhibit“E”– Form of Tenant Estoppel

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Subject to Paragraph 2.4 and Article 7 below, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain property described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises, and (iv) all reasonable rules and regulations from time to time established by Landlord as set forth in Paragraph 4.12 below.

2.2 Intentionally Deleted.

2.3 Lease Commencement Date; Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”), and the term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1). The “Lease Term” shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

2.4 Delivery Of Possession and Termination of Existing Lease; Tenant’s Right to Terminate.

     (a) Landlord shall deliver to Tenant possession of the Leased Premises under this Lease on the Intended Commencement Date. Landlord and Tenant acknowledge that prior to and as of the Effective Date of this Lease, Tenant has been and is in possession of the entire Leased Premises pursuant to that certain Lease dated July 20, 2000 between Landlord and Tenant, as successor-by-merger to C-Cube Microsystems, Inc. (the “Existing Lease”). Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord’s obligation to deliver possession of the Leased Premises to Tenant under this Lease is hereby expressly conditioned on the execution by Landlord and Tenant of a termination agreement (a “Termination Agreement”), reasonably satisfactory to Landlord and Tenant, terminating the Existing Lease. If the condition precedent set forth in the preceding sentence has not been met on or before the Intended Commencement Date, then Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Landlord or Tenant until the lapse of ninety (90) days after the Intended Commencement Date (the “Delivery Grace Period”), and the Lease Commencement Date shall not be deemed to have occurred until Landlord and Tenant have executed a Termination Agreement, in which event the Lease Commencement Date shall be one (1) day after the effective termination date of the Existing Lease as set forth in the Termination Agreement. If Landlord or Tenant has not executed a Termination Agreement, or if Landlord shall not have delivered possession of the Leased Premises to Tenant as contemplated by this Lease, within the Delivery Grace Period, then either Landlord or Tenant shall have the right to terminate this Lease. Such right to terminate shall be each party’s sole remedy for such delay, and in no event shall either party be liable in damages to the other party for such delay. Notwithstanding the foregoing, both Landlord and Tenant shall use their best efforts to negotiate and execute the Termination Agreement prior to the Intended Commencement Date. In the event that the Lease Commencement Date does not occur on the Intended Commencement Date, the parties shall memorialize the Lease Commencement Date and the Lease Termination Date in a mutually acceptable letter to be signed by each party.

     (b) Tenant or any Successor Entity (as hereinafter defined), but not any other transferee, shall have the right to terminate this Lease effective at the end of the sixtieth (60th) month of the Lease Term (the “Termination Date”) by providing Landlord with at least two hundred seventy (270) days advance written notice and paying Landlord on or before the Termination Date a termination fee in an amount equal to the sum of (i) that portion of the brokerage commissions paid by Landlord in connection with the execution of this Lease that has not been amortized as of the Lease Termination Date (Landlord shall promptly provide Tenant with such amount together with such supporting documentation as Tenant may reasonably request) and (ii) three times the Base Monthly Rent and Property Operating Expenses then in effect.

2.5 Acceptance Of Possession. TENANT ACKNOWLEDGES THAT TENANT HAS BEEN IN POSSESSION OF THE LEASED PREMISES PRIOR TO THE EFFECTIVE DATE OF THIS LEASE AND THAT BY CONTINUING TO OCCUPY THE LEASED PREMISES PURSUANT TO THIS LEASE, TENANT SHALL BE DEEMED TO HAVE ACCEPTED THE LEASED PREMISES IN “AS-IS” CONDITION AS OF THE DATE OF THIS LEASE. EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES OF LANDLORD SET FORTH IN THIS LEASE (THE “EXPRESS REPRESENTATIONS”), LANDLORD DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS LEASE, AND LANDLORD SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS LEASE, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE LEASED PREMISES, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISION, LANDLORD MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE LEASED PREMISES (THE “DISCLAIMED MATTERS”). TENANT AGREES THAT, WITH RESPECT TO THE LEASED PREMISES, TENANT HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF LANDLORD OTHER THAN THE EXPRESS REPRESENTATIONS. TENANT WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE LEASED PREMISES (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) AND RELY UPON SAME.

2.6 Surrender Of Possession. Upon the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s inventory, equipment, trade fixtures, furniture, supplies, wall decorations and other personal property (collectively, “Tenant’s FF&E”) from within the Leased Premises, including the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, and all portions thereof, to Landlord broom clean and in good condition, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, and all portions thereof, caused by Tenant’s removal of Tenant’s property. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time Landlord approved any improvements requiring Landlord approval that it desired to have such improvements removed at the expiration or sooner termination of the Lease (“Required Removables”), Tenant shall, upon the expiration or sooner termination of the Lease, remove the Required Removables and repair all damage caused by such removal. If Tenant fails to comply with the terms of this Paragraph 2.6, Landlord may perform Tenant’s obligations at Tenant’s expense, and Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in performing such obligations for Tenant (including, without limitation, reasonable costs of Landlord’s oversight of removal, repair and replacement work). Tenant shall pay to Landlord the amount of all costs so incurred within fifteen (15) days of Landlord’s delivery to Tenant of an invoice together with reasonable supporting information. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. Commencing on the Lease Commencement Date (as determined pursuant to Article 2 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on or before the first day of each calendar month, the amount set forth as Base Monthly Rent in Article 1 (the “Base Monthly Rent”).

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant Article 2 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

     (a) An amount equal to all Property Operating Expenses (as defined in Paragraph 13.12) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) are from time to time designated by Landlord:

          (i) Landlord may forward invoices or bills for such Property Operating Expenses to Tenant, and Tenant shall, no later than fifteen (15) days following receipt of such invoices or bills from Landlord, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

          (ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such Property Operating Expenses (or group of Property Operating Expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such Property Operating Expenses within fifteen (15) days after receipt of a written bill therefor from Landlord, and/or

          (iii) Except for any Property Operating Expenses which Tenant does not pay for directly in accordance with this Lease, Landlord may deliver to Tenant Landlord’s reasonable estimate of any given Property Operating Expenses (such as Landlord’s Insurance Costs or Real Property Taxes), or group of Property Operating Expenses, which it reasonably estimates will be paid or incurred for the ensuing calendar or fiscal year, in an amount as Landlord may reasonably determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

     Landlord reserves the right to change from one of the three options set forth in this Paragraph 3.2(a) to another, from time to time, the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed. Landlord shall give Tenant reasonable prior written notice of any such change.

     (b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

     (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

     (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Tenant shall pay the Real Property Taxes directly to the applicable taxing authority. Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent. Notwithstanding the foregoing, Landlord shall have the right to contest the amount or validity of any Real Property Taxes, in whole or in part, by appropriate administrative and legal proceedings, and to instruct Tenant to postpone payment of any such contested Real Property Taxes pending the prosecution of such proceedings and any appeals.

3.3 Year-End Adjustments; Audits. If Landlord bills Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement and reasonably sufficient back-up information setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease. In the event Tenant objects in writing to any such year-end statement within ninety (90) days after receipt of such statement, then Tenant shall have the right, during the six (6) month period following delivery of such statement, at Tenant’s sole cost (except in the case where Tenant shows Landlord overcharged by at least 5% in which case Landlord shall reimburse for this cost, to the extent reasonably an actually incurred by Tenant), to review in Landlord’s offices Landlord’s records relevant to such statement. Such review shall be subject to Landlord’s reasonable audit procedures and shall be performed only by Tenant’s internal audit team, an independent firm of certified public accountants or another party, in any case which firm or party is (a) reasonably acceptable to Landlord, (b) not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request) and (c) agrees with Landlord in writing to maintain the results of such audit confidential. If, as of the date ninety (90) days after Tenant’s receipt of such year-end statement, Tenant shall not have objected thereto in writing, or if, during the six (6) month period following delivery of such statement, Tenant shall not have carried out a review of Landlord’s records, then such year-end statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such statement. If Tenant timely delivers a written objection to a year-end statement and, within such six (6) month period, Tenant conducts an audit and delivers to Landlord a written statement specifying objections to such annual statement, then Tenant and Landlord shall meet to attempt to resolve such objection within ten (10) business days after delivery of the objection statement. If such objection is not resolved within such ten (10) business day period, then either party shall have the right, at any time within sixty (60) days after the expiration of such ten (10) business day period, to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association. If neither Landlord nor Tenant commences an arbitration proceeding within such sixty (60) day period, then the year-end statement in question shall be final and binding on Landlord and Tenant. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Paragraph 3 (including any disputed amount). The audit and arbitration procedures set forth in this Paragraph 3.3 shall be Tenant’s exclusive remedy with respect to the calculation of the amount of Tenant’s obligations under Paragraph 3.2.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent or any Additional Rent is not received by Landlord from Tenant within ten (10) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge equal to the Late Charge Amount (as defined in Paragraph 1.1). Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess often (10) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, Rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Tenant shall not be required to make any advance payment of rent as a credit against the first payment of Base Monthly Rent due hereunder. Tenant shall be entitled, at its option, to a refund or credit of the difference between the Base Monthly Rent specified in this Lease and the amounts paid to Landlord as base monthly rent under the Existing Lease retroactive to February 15, 2004.

3.7 Security Deposit. Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any Event of Default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other Event of Default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Leased Premises or any portion thereof during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

ARTICLE 4
USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Notwithstanding anything to the contrary contained in this Lease, in no event shall the Leased Premises be used for any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, or sexual conduct. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. In addition, notwithstanding Paragraph 4.2, Tenant shall have the exclusive right to use the roof of the Building for the placement and operation of Tenant’s own equipment, provided that any such equipment shall be subject to Landlord’s prior approval that it will not have a negative impact on the appearance of the Building, will not damage or impact the Building’s roof, roof membrane, structure or systems, will not violate any manufacturer’s warranties covering the roof and complies with all Laws.

4.2 General Limitations On Use. Except as expressly permitted under this Lease, Tenant shall not (i) do or permit anything to be done in or about the Leased Premises which does or could jeopardize the structural integrity of the Building or cause damage to any part of the Leased Premises, (ii) operate any equipment within the Leased Premises which does or could (a) injure, vibrate or shake the Leased Premises or any portion thereof, (b) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises, or (c) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises. Except as expressly permitted under this Lease or as existing as of the Lease Commencement Date, Tenant shall not, without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, (1) install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, (2) affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises, (3) place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components, (4) place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, (5) drain or discharge any fluids in the landscaped areas or across the paved areas of the Property, (6) use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Building, or (7) commit nor permit to be committed any waste in or about the Leased Premises.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Leased Premises in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall have the exclusive right to use all parking areas within the Leased Premises as depicted on Exhibit A (including the right to mark the parking spaces located immediately adjacent to the Building for use by Tenant’s executives, employees and visitors). Tenant shall not use any other location within the Leased Premises for the parking of vehicles. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment (except as expressly set forth in this Lease) in the Outside Areas or on any other portion of the Leased Premises. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Leased Premises in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s).

4.6 Signs. Tenant shall have the exclusive right to install signs identifying Tenant on, in or about the Leased Premises, subject to Landlord’s prior approval (except signs existing as of the Lease Commencement Date), which shall not be unreasonably withheld, conditioned or delayed and to all applicable Laws and Private Restrictions. Tenant shall be responsible for maintaining any such signs in first-class condition and shall remove such signs (including, without limitation, all signs existing as of the Lease Commencement Date) on or before the expiration or sooner termination of this Lease. Tenant shall repair all damage to the Leased Premises caused by the installation, maintenance or removal of such signs.

4.7 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provision of this Lease, copies of which have been or will, upon Tenant’s written request therefor, be provided to Tenant, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies (unless Tenant paid for such increase. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last 270 days of the Lease Term, tenants; (iii) making alterations, additions or repairs as provided under this Lease; (iv) performing any of Tenant’s obligations when Tenant has failed to do so; (v) posting notices of non-responsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises); and (vi) supplying any services to be provided by Landlord. Any entry into the Leased Premises obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof but shall be made so as not to interrupt Tenant in an unreasonable manner, not to interfere with Tenant’s business in an unreasonable manner and not to remain in the Leased Premises any longer than is reasonably necessary.

4.10 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the reasonable opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall use commercially reasonable efforts to restrain such use.

4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

     (a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter- Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes §25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

     (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials that existed as of the commencement date of the Existing Lease or that migrated or migrate onto the Leased Premises from neighboring properties/areas (collectively, “Pre-existing Hazardous Materials”), unless caused by Tenant or a Tenant Related Party. Tenant shall not store, use or dispose of any Hazardous Materials except for small quantities of typical office supplies and those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord within thirty (30) days of the Effective Date of this Lease and update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Leased Premises or onto the land underlying or adjacent to the Leased Premises any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials in, on, under or near the Leased Premises. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

     (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Leased Premises and shall take all other actions as may be required to complete the closure of the Leased Premises.

     (d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

     (e) Notwithstanding any other provision of this Lease, Landlord represents that it is unaware of any Hazardous Materials in, on or about the Property in violation of applicable Laws. Notwithstanding this representation, Landlord shall (i) cause, at its sole cost and expense, any or all Pre-existing Hazardous Materials discovered in, on or about the Property (and not caused by Tenant or a Tenant Related Party) to be removed if and to the extent required by applicable Laws and (ii) indemnify and hold Tenant harmless against and from all liability and claims of any kind for loss or damage to Tenant, its employees or agents, and for all expenses and fees of Tenant (including, but not limited to, reasonable attorneys’ fees) incurred, directly or indirectly, as a result of (a) the existence of such Pre-existing Hazardous Materials in, on or about the Property or (b) any acts or omissions of Landlord or any Landlord Related Party with respect to their use, generation, disposal, storage or transportation of Hazardous Materials on or about the Property.

          (f) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Except as otherwise provided in this Lease, Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12 Rules And Regulations. Tenant shall comply with the rules and regulations respecting the use of the Leased Premises that are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Leased Premises, provided that such changes will not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises or materially increase Tenant’s cost of occupancy. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises.

     (a) Tenant’s Obligations. Except as expressly provided in Paragraph 5.1 (b), Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, (vi) all entranceways to the Leased Premises, and (vii) all paved areas. Tenant shall, at Tenant’s sole cost and expense, institute an industry standard preventative maintenance program using a qualified and licensed heating, ventilating and air conditioning company which regularly inspects and performs required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises. Notwithstanding the foregoing, Tenant shall have no obligation or liability for any roof maintenance or repair based on damage or wear and tear that existed prior to January 1, 2004, except to the extent that any act or omission of Tenant or any Tenant Related Party resulted or results in a violation of the roof warranty in effect as of the Lease Commencement Date. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. As needed, Tenant shall sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality. In the event Tenant’s obligations under this Paragraph 5.1 (a) require that Tenant make a repair, replacement or expenditure whose benefit extends beyond the Lease Term and which is deemed a capital improvement in accordance with generally accepted accounting principles, then Landlord shall pay the cost thereof; however, such cost shall be amortized by Landlord, on a straight-line basis, over the useful life of such item, utilizing an interest rate of zero percent (0%), and the monthly amortized cost of such any item so amortized shall be included in the Property Maintenance Costs and charged to Tenant as Additional Rent.

     (b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term and at Landlord’s sole cost and expense, maintain in good condition and repair the foundation, footings, structural exterior walls (excluding painting, sealing and other exterior surface maintenance), structural roof elements (excluding the roof membrane), poured concrete floors (excluding floor surfaces) and exterior utility connections up to the Building and under the foundation. In addition, Landlord shall, at all times during the Lease Term, maintain in good condition and repair the roof membrane, provided that the costs incurred by Landlord in performing such maintenance and repair of the roof membrane shall be included in the Property Maintenance Costs and charged to Tenant as Additional Rent. Landlord represents and warrants that as of the Effective Date of this Lease, the roof membrane is covered by effective warranties (copies of which have been provided to Tenant) and agrees that Tenant shall have no obligation to make or pay for any capital repairs or maintenance and repair to the non-structural elements of the roof, to the extent such capital repairs or maintenance and repair is covered by such warranty.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of water, gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 Energy And Resource Consumption. Landlord may, in its sole discretion, cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Leased Premises. Tenant agrees at all times to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, for damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems for the protection of the Leased Premises, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises until Tenant has notified Landlord, and the applicable cure period has expired, as provided in Paragraph 12.3, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord or Landlord’s employees, agents or contractors).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any modification, alteration or improvement if, in Landlord’s reasonable judgment, such modification, alteration or improvement would adversely affect the structure of the Building, any of the Building’s systems, the appearance of the Building or the value or utility of the Leased Premises. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), in substantial compliance with the aforementioned Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at lease five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises unless otherwise provided herein without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent (but subject to the other terms and conditions of this Article 6), shall be permitted to make alterations to the Leased Premises which do not affect the structure of the Building or the Leased Premises, do not affect the plumbing, electrical, mechanical or other systems of the Building and do not affect the appearance of the Leased Premises viewed from the exterior, provided that: (a) such alterations do not exceed $25,000 individually or $100,000 in the aggregate in each calendar year, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph 4.9 above, (c) Tenant shall provide Landlord, promptly following the completion of the alteration, with a set of the plans and specifications therefor, either “as built” or marked to show construction changes made, and (d) if requested by Landlord, Tenant shall, on or before the expiration or earlier termination of this Lease, remove any such alteration that is not an improvement that would be typically found in an office space environment and restore the Leased Premises to their condition prior to such alteration, reasonable wear and tear excepted.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (collectively, “Alterations”) during the Lease Term, other than Tenant’s FF&E, shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such Alterations (except for Tenant’s FF&E), once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval if required by Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all Alterations (other than Tenant’s FF&E) shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Paragraph 2.6, unless Landlord shall require Tenant to remove any Alterations in accordance with the provisions of Paragraph 2.6, in which case Tenant shall remove such Alterations. Landlord shall have no obligation to reimburse Tenant for all or any portion of the cost or value of any Alterations so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilation and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not Tenant’s FF&E.

6.3 Alterations Required By Law. Tenant shall, at its sole cost, make all modifications, alterations and improvements to the Leased Premises that are required by any Law because of Tenant’s (i) use or occupancy of the Leased Premises, (ii) application for any permit or governmental approval, or (iii) making of any Alterations to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Leased Premises, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements (based on generally accepted industry standards), on a straight line basis, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Leased Premises and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Leased Premises or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Except as expressly permitted in Paragraph 7.2 below, Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any attempted subletting or assignment without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

     (a) the proposed assignee or sublessee is a governmental agency;

     (b) the proposed use is not a Permitted Use;

     (c) in Landlord’s reasonable judgment, the financial worth of a proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

     (d) the proposed assignee or sublessee has, in the five years prior to the assignment or sublease, filed for bankruptcy protection, has been the subject of an involuntary bankruptcy that was not discharged within ninety (90) days of its filing, or has been adjudged insolvent;

     (e) Landlord has experienced a previous uncured material default by or is in litigation with the proposed assignee or sublessee;

     (f) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable Law, ordinance or regulation;

     (g) the proposed assignee or sublessee is, as of the date of this Lease, in negotiations with Landlord or any of its affiliates for a lease in a property owned by Landlord or any of its affiliates and located in the City of Milpitas, California;

     (h) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

     (i) there is an Event of Default under this Lease, or there have been three or more Events of Default during the 12 months preceding the date that Tenant shall request consent; or

     (j) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than three subparcels or would require improvements to be made outside of the Leased Premises.

7.2 Permitted Transfers. Notwithstanding anything contained herein to the contrary regarding Landlord consent requirements, but otherwise subject to the provisions of this Article 7:

     (a) Tenant may sublet or assign to any Successor Entity (as hereinafter defined) without obtaining Landlord’s consent; provided that: (i) such Successor Entity’s tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction is at least equal to Tenant’s tangible net worth immediately prior to such transaction; (ii) in the event of a merger, if required by Landlord, the surviving Successor Entity assumes all obligations of Tenant under this Lease; and (iii) in the event of a sale of assets or stock of Tenant, if required by Landlord, the Successor Entity assumes in writing all obligations of Tenant under this Lease. “Successor Entity” means an entity controlling, controlled by or under common control with Tenant, as well as any entity into or with which Tenant is merged or otherwise consolidated or which purchases all or substantially all of Tenant’s assets or stock, and which entity succeeds to Tenant’s interest in this Lease by assignment or sublease.

     (b) Tenant may sublet or assign to LSI Logic Storage Systems, Inc.,or its successor, without obtaining Landlord’s consent, provided that such sublessee or assignee assumes all obligations of Tenant under this Lease (in the case of a sublease, to the extent applicable to the subleased portion of the Leased Premises).

     (c) Landlord’s consent shall not be required for a short-term license, not exceeding one (1) year, of any portion of the Leased Premises that are then not separately demised.

7.3 Landlord’s Election. If Tenant desires to assign its interest under the Lease or to sublet all or part of the Leased Premises (a “Proposed Transfer”), Tenant must first notify Landlord, in writing, of such Proposed Transfer, at least fifteen (15) business days in advance of the date it intends to close the Proposed Transfer, specifying (a) the size of the space to be so transferred, (b) the duration of the term of such Proposed Transfer and (c) the terms of the Proposed Transfer, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen (15) business days following receipt of such notice and the required information to consent or decline to consent to the Proposed Transfer. If Landlord does not respond within such fifteen (15) business day period, Landlord shall be deemed to have approved the Proposed Transfer. If Landlord declines to consent to the Proposed Transfer, Landlord shall notify Tenant in writing, specifying the reasons under this Lease that such refusal is justified. During such fifteen (15) business day period, Tenant covenants and agrees to supply to Landlord, promptly upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or is deemed to have consented pursuant to Paragraph 7.3 above, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

     (a) The execution by Landlord, Tenant and the proposed assignee or sublessee of a commercially reasonable consent form.

     (b) Each such sublessee or assignee having agreed, in writing reasonably satisfactory to Landlord, to assume, to be bound by, and to perform the obligations of this Lease not otherwise to be performed by Tenant which relate to space being subleased.

     (c) There being no then-existing Event of Default under this Lease, and there having been no more than two Events of Default during the preceding 12 months.

     (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment (not to exceed One Thousand Dollars ($1,000.00) in each case).

     (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

     (f) With respect to an assignment, Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all Assignment Consideration to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment as follows:

               (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the Assignment Consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

               (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future Assignment Consideration installments to be paid by such assignee as and when such Assignment Consideration is so paid.

               (g) With respect to a sublease of all or a portion of the Leased Premises, Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord the applicable percentage set forth below of all Excess Rentals to be paid by such sublessee as and when such Excess Rentals are so paid:

Portion of Leased Premises Subleased	Percentage of Excess Rentals to Landlord
Up to and including 25%	0%
Between 25% and 50%	25%
From 50% up to and including 100%	50%

Landlord and Tenant agree that the percentages set forth above apply to the aggregate of all subleased portions of the Leased Premises during the Lease Term. For example, if Tenant initially subleases 20% of the Leased Premises, Landlord shall not be entitled to any portion of any Excess Rentals from such sublease; provided that, if Tenant subsequently subleases an additional 10% of the Leased Premises, then Landlord shall be entitled to 25% of the aggregate Excess Rentals payable with respect to the entire 30% portion of the Leased Premises that is then subleased.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term “Assignment Consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, after deduction for the following costs actually paid or actually incurred by Tenant directly in connection with such assignment: market-rate leasing commissions; rent concessions; reasonable costs of tenant improvements, capital improvements, building upgrades and permit fees; and reasonable attorneys’ fees not to exceed five thousand dollars ($5,000.00). The term “Excess Rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction for the following costs actually paid or actually incurred by Tenant directly in connection with such sublease: market-rate leasing commissions; rent concessions; reasonable costs of tenant improvements, capital improvements, building upgrades and permit fees; and reasonable attorneys’ fees not to exceed five thousand dollars ($5,000.00). Tenant agrees that the portion of any Assignment Consideration and/or Excess Rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

7.9 Options Personal. If Landlord consents to an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in property owned by Landlord or any affiliate of Landlord, such rights and/or options shall not run to any assignee or subtenant other than a Successor Entity, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant and any Successor Entity named herein and may not be otherwise transferred.

7.10 Tenant’s Remedies. Notwithstanding any contrary provision of law, including California Civil Code section 1995.310, Tenant shall have no right, and Tenant hereby waives and relinquishes any right, to cancel or terminate this Lease in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants (collectively, the “Landlord Related Parties”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees (collectively, the “Tenant Related Parties”), any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, or any portion thereof, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Leased Premises, (v) the existence of any design or construction defects within the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s or any Landlord Related Parties’ gross negligence, willful misconduct, or Landlord’s or any Landlord Related Parties’ failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord or any of the Landlord Related Parties with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, or resulting from Tenant’s activities in or about the Leased Premises, and Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from any loss liability, penalties, or expense whatsoever (including reasonable attorneys’ fees and any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord or the Landlord Related Parties. This Paragraph 8.2 shall survive the expiration or earlier termination of this Lease.

8.3 Landlord’s Indemnification of Tenant. Landlord shall defend with competent counsel reasonably satisfactory to Tenant, and shall indemnify and hold harmless Tenant and the Tenant Related Parties, from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising out of or in connection with Landlord’s failure to perform its obligations under this Lease or the violation of any Law by Landlord, except to the extent proximately caused by the gross negligence or willful misconduct of Tenant or the Tenant Related Parties. This Paragraph 8.3 shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

     (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

               (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, or any portion thereof, or resulting from Tenant’s activities in or about the Leased Premises, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain a “broad form liability” endorsement insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

               (ii) Fire and property damage insurance in so-called “fire and extended coverage” form insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

               (iii) Plate glass insurance, at actual replacement cost;

               (iv) Pressure vessel insurance, if applicable;

               (v) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws; and

               (vi) With respect to Alterations, contingent liability and builder’s risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

     (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are reasonably designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain, to the extent commercially reasonable to obtain, a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

     (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying in form reasonably satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than fifteen days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate.

     (d) Tenant shall have the right to self-insure for the insurance required by this Paragraph 9.1 so long as the long-term, unsecured debt of Tenant is rated “A” or better by a major credit rating agency. Tenant shall also have the right to provide the insurance required hereunder with a so-called umbrella policy. Tenant shall have the right to self-insure for the insurance required by Paragraph 9.1(a)(v) so long as Tenant has obtained qualified self-insurer status for such insurance from the California Department of Industrial Relations.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

     (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Leased Premises or any part thereof with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

     (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Leased Premises, or any portion thereof, with combined single limit coverage of at least Three Million Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary, under the circumstances, for the adequate protection of Landlord and the Leased Premises.

     (c) Landlord may maintain any other insurance which in Landlord’s reasonable opinion is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises or any portion thereof are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to actual receipt of insurance proceeds and to the improvements constructed by Landlord. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises after the Effective Date of this Lease or any of Tenant’s personal property, inventory or trade fixtures.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

     (a) The Leased Premises are damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Leased Premises exceeds the insurance proceeds available from insurance actually carried by Landlord, plus the deductible amount specified in such insurance policy;

     (b) The Leased Premises are damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

     (c) The Leased Premises are damaged by any peril and, because of Laws then in force, the Leased Premises (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant’s Right To Terminate. If the Leased Premises or any portion thereof are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, but in any event within ninety (90) days after the date of such damage or destruction, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

     (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

     (b) If the damage occurred within eighteen (18) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one-half (1/2) of the number of full months then remaining in the Lease Term from and after the date the architect’s or construction consultant’s written opinion is delivered.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate,” are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, all or a material portion of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business as conducted in the Leased Premises immediately prior to the taking. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or a material portion of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business as conducted in the Leased Premises immediately prior to the taking, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of nine (9) months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds nine (9) months or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease, then, as of the date possession is taken by the condemning authority, the Base Monthly Rent (and any Additional Rent) shall be abated in proportion to the degree to which, and during the period of time for which, Tenant’s use of the Leased Premises is impaired.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Leased Premises to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Leased Premises to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events (each an “Event of Default”) occur:

     (a) Tenant shall have failed to pay Base Monthly Rent or any regularly scheduled Additional Rent when due and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (b) Tenant shall have failed to pay any other Additional Rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice to Tenant of Tenant’s failure to make payment when it was due; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

     (c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraphs (a) and (b) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided, however, that Tenant shall use diligence to cure such failure as soon as reasonably practicable; and provide, further, that if, by the nature of such term, covenant or condition, such failure cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or

     (d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

     (e) Tenant shall have abandoned the Leased Premises (Tenant’s vacating the Leased Premises shall not be deemed an abandonment, so long as Tenant continues to pay Rent and to perform all of Tenant’s other obligations as required under this Lease); or

     (f) Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant or any property or asset essential to the conduct of Tenant’s business, and Tenant shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

     (g) Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

     (h) Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

     (i) Tenant shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 Landlord’s Remedies. In the event of an Event of Default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

     (a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

     (b) Landlord may, at Landlord’s election, if such election is made prior to a complete cure of the applicable Event of Default by Tenant, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing, In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

          (i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

          (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

          (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

     (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

     (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

          (i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

          (ii) Any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other reasonable expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, Landlord shall use diligence to cure such failure as soon as reasonably practicable; and provided, further, that if longer than thirty (30) days is reasonably required in order to perform such obligations,

Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease). In addition, in the event that any entity not controlling, controlled by or under common control with iStar Financial Inc. succeeds to Landlord’s rights and obligations under this Lease, and such successor Landlord defaults beyond the notice and cure period as above set forth, then, and only then, Tenant may perform such obligations at such successor Landlord’s cost, in which event such successor Landlord shall promptly reimburse Tenant for the amount of such costs reasonably and actually incurred by Tenant (unless Tenant would have been responsible to pay such costs as Additional Rent had Landlord performed such obligations).

12.4 Limitation Of Tenant’s Recourse. Tenant’s recourse shall be limited to Landlord’s interest in the Leased Premises, which interest shall include undistributed net proceeds from a sale, other transfer or refinancing of the Leased Premises. In addition, if Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have no recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals, except as otherwise provided by Law. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

     (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

     (b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

     (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises, improvements made by Landlord for Tenant’s use within the Leased Premises, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord if Landlord suspects that such payments have not been made by Tenant, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Leased Premises or any portion thereof, or if the assessed value of the Leased Premises or any portion thereof is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same. If Tenant shall not have paid such taxes then Tenant shall, within thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Leased Premises or any portion thereof and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Leased Premises and/or encumbering the Leased Premises or any portion thereof as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as there has been no Event of Default by Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such commercially reasonable documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust. Landlord shall use reasonable efforts to provide Tenant, within ten (10) days after the Lease Commencement Date, with a Subordination, Nondisturbance and Attornment Agreement substantially in the form attached as Exhibit D hereto from any ground lessor(s), mortgage holder(s) or lien holder(s) (or in such other form such other party may reasonably require). In addition, during the Lease Term and any extensions thereof, Landlord shall use commercially reasonable efforts to provide Tenant with such a Subordination, Nondisturbance and Attornment Agreement from any future ground lessor, mortgage holder or lien holder that may require that this Lease be subordinated to its interest in the Leased Premises.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Leased Premises or any portion thereof at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Leased Premises or any portion thereof, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Leased Premises or any portion thereof, or (iii) to the lessor under an underlying ground lease of the land underlying the Leased Premises or any portion thereof, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease, except that such purchaser, grantee or lessor shall not: (a) be liable for any act or omission of any prior landlord under this Lease; (b) be subject to any offsets or defenses which Tenant might have against any prior landlord (prior to such purchaser, grantee or lessor becoming landlord under this Lease); (c) be bound by any Rent or Additional Rent which Tenant might have paid to any prior landlord greater than the current month or more than one (1) month prior to the due date for the then current installment; or (d) be liable for any deposits made or prepaid Rent paid by Tenant hereunder unless such deposits or payments have been transferred to such purchaser, grantee or lessor.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificates.

     (a) Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate in the form attached as Exhibit E (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Leased Premises or any portion thereof. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after receipt of Landlord’s request therefor shall constitute an acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Leased Premises, or any interest in any portion thereof.

     (b) Landlord will, following any request by Tenant, promptly execute and deliver to Tenant an estoppel certificate in reasonable form (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Tenant. Landlord’s failure to execute and deliver such estoppel certificate within ten (10) business days after receipt of Tenant’s request therefor shall constitute an acknowledgment by Landlord that the statements included therein are true and correct without exception.

13.7 Financial Statements and Information. If Tenant is not a reporting company under the Securities and Exchange Act of 1934, as amended, Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information certified to be true, complete and correct by an officer of Tenant: within 90 days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries as of the end of such year, a statements of profits and losses of Tenant and its subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 45 days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder (provided such transfer is not a fraudulent conveyance). Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Leased Premises.

13.9 Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 Notices. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid, addressed to the other party as follows (any “copy to” notices may be given by regular U.S. mail):

If to Landlord:	TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, NY 10036
Attention: Asset Manager

with a copy to:	TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
One Embarcadero Center, Suite 3300
San Francisco, CA 94111
Attention: Chief Operating Officer

and with a copy to:	TriNet Milpitas Associates, LLC
c/o iStar Financial Inc.
3480 Preston Ridge Road, Suite 575
Alpharetta, GA 30005
Attention: Director of Lease Administration

If to Tenant:	LSI Logic Corporation
1621 Barber Lane, M/S D-106
Milpitas, California 95035-7458
Attn: General Counsel

with a copy to:	LSI Logic Corporation
1621 Barber Lane, M/S D-129
Milpitas, California 95035-7458
Attn: Corporate Real Estate

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover Rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

     (a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Proportionate Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Leased Premises or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Leased Premises and located thereon, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Leased Premises, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Leased Premises, the number of people employed by tenants of the Leased Premises, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Leased Premises, or the type of use or uses conducted within the Leased Premises, and all costs and fees (including reasonable attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, and (iii) all tax increases due to improvements made to the Leased Premises by Tenant or by Landlord on behalf of Tenant. If, at any time during the Lease Term, the taxation or assessment of the Leased Premises prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Leased Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Leased Premises, or on Landlord’s business of owning, leasing or managing the Leased Premises or (iii) computed in any manner with respect to the operation of the Leased Premises, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Leased Premises, then only that part of such Real Property Tax that is fairly allocable to the Leased Premises shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include any (a) estate, inheritance, transfer, gift, capital levy, capital stock, franchise or income tax, (b) items included as a Property Maintenance Cost, (c) reserves for future Real Property Taxes, (d) environmental assessments, charges or liens arising in connection with the remediation of Pre-existing Hazardous Materials (unless caused by Tenant or a Tenant or any Tenant Related Party) or of other Hazardous Materials caused by Landlord or any Landlord Related Party, or (e) any personal property taxes attributable to items not owned by Tenant or utilized by Tenant in connection with Tenant’s operations at the Leased Premises.

     (b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Proportionate Share of the actual costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Leased Premises or any portion thereof and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with the amortized portion of any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss for which such amortization falls within the Lease Term (provided such amounts are amortized only if they are deemed a capital expense in accordance with generally accepted accounting principles, in which event they shall be amortized over the useful life of the applicable item, based on generally accepted industry standards).

     (c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean Tenant’s Proportionate Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Leased Premises and all parts thereof, including without limitation, (i) a market rate professional management fee not to exceed four percent (4%) of Base Monthly Rent if Tenant is not self-managing the Leased Premises, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (iii) the amortizing portion of any costs incurred by Landlord pursuant to the last sentence of Paragraph 5.1(a), and (iv)such other reasonable costs as may be paid or incurred with respect to operating, maintaining, and preserving the Leased Premises, except those items specifically set forth in Paragraph 5.1(b) to be performed at Landlord’s sole cost and expense. To the extent that any Property Maintenance Costs are incurred for items deemed to be capital improvements in accordance with generally accepted accounting principles, then such costs shall be amortized by Landlord over the useful life of such items, and the monthly amortized cost of items as so amortized shall be considered a Property Maintenance Cost.

     (d) Intentionally Deleted.

     (e) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs. Notwithstanding the foregoing, Property Operating Expenses shall not include: (a) the cost of capital improvements (except as set forth in this Lease); (b) depreciation; (c) all fees, costs, principal payments of mortgage and interest related to any mortgage(s) or deed(s) of trust, all payments made under any ground or underlying lease and all other non-operating debts of Landlord; (d) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs in connection with leasing space in the Building, (including, without limitation, brokerage commissions, marketing costs, attorneys’ fees, lease concessions, rental abatements and construction allowances granted to specific tenants); (f) costs incurred in connection with the sale, financing or refinancing of the Leased Premises (other than any increase in Real Property Taxes that may result therefrom); (g) fines, interest and penalties incurred due to the late payment by Landlord of Property Operating Expenses (unless caused by the act or omission of Tenant); (h) organizational expenses associated with the creation, maintenance and operation of the entity which constitutes Landlord; (i) any penalties or damages that Landlord pays to Tenant under this Lease; (j) costs associated with damage or repairs to any part of the Project or necessitated by the gross negligence or willful misconduct of Landlord or any Landlord Related Party; (k) reserves for Landlord’s repair, replacement or improvement of the Leased Premises or any portion thereof; (1) executive salaries and benefits; (m) legal fees, accountant fees and other expenses incurred in connection with the defense of Landlord’s title to or interest in the Leased Premises or any part thereof; or (n) any costs, fines, or penalties incurred due to violations by Landlord or any Landlord Related Party of any governmental rule or authority, this Lease, or due to Landlord’s gross negligence or willful misconduct.

     (f) Law. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises or any portion thereof, or either of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     (g) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Leased Premises or any portion thereof.

     (h) Private Restrictions. The term “Private Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Leased Premises or any portion thereof.

     (i) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any Rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.

The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required to the extent such Lender consent is required under the applicable loan documents. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY

BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Landlord represents and warrants that Landlord has the full right and legal authority to enter into this Lease, and that the person(s) executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms.

14.2 Brokerage Commissions. Within five (5) business days after the Effective Date of this Lease, Landlord shall pay to the Brokers (as named in Article 1) a one-time fee of $358,600.00. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers with respect to the lease by it of the Leased Premises pursuant to this Lease, and that, except for the onetime fee described in the immediately foregoing sentence, it will assume all obligations and responsibility with respect to the payment of such Brokers, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased

Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Leased Premises or any portion thereof, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15

OPTIONS TO EXTEND

15.1 So long as LSI Logic Corporation or any Successor Entity (but not any other transferee) is the Tenant hereunder and occupies at least fifty percent (50%) of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of thirty (30) months from the expiration of the eighth (8th) year of the Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of thirty (30) months from the expiration of the First Extension Period, subject to the following conditions:

     (a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not less than two hundred seventy (270) days prior to the expiration of the eighth (8th) year of the Lease Term or the expiration of the First Extension Period, as applicable;

     (b) Anything herein to the contrary notwithstanding, if there is an Event of Default, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2 In the event the applicable option is exercised within the time periods set forth herein, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be ninety-five percent (95%) of the “Fair Market Rent” for the Leased Premises. For purposes hereof, “Fair Market Rent” shall mean the base rent for the Leased Premises, based upon the rental rate per square foot that an unaffiliated landlord and tenant would agree to for a lease on similar terms of this Lease for the relevant Extension Period for comparable premises (in quality and size) in the vicinity of the Leased Premises, with such comparable base rent including consideration for the presence or absence of tenant improvements or allowances existing or to be provided under the lease for such premises, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, real estate brokerage commissions, proposed term of lease, extent of service provided or to be provided under the lease for such premises, the date of the particular rate under consideration became or is to become effective and any other relevant terms or conditions, all determined pursuant to the process described below.

15.3 Within 30 days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right, exercisable by delivering written notice to Landlord, either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) reject Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period, in which case Landlord and Tenant, acting reasonably and in good faith, shall attempt to reach an agreement as to an acceptable Base Monthly Rent within ten (10) business days after delivery of Tenant’s rejection notice (the “Negotiation Period”). If the parties cannot agree upon an acceptable Base Monthly Rent by the end of the Negotiation Period, then Landlord’s estimate of Fair

Market Rent shall be submitted to arbitration, which shall be conducted pursuant to the provisions hereof. Failure on the part of Tenant to accept or reject Landlord’s statement of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

     (a) Tenant shall make demand for arbitration in writing no later than the last day of the Negotiation Period, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the sole arbitrator to determine the issue.

     (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed, select a third arbitrator, who shall be similarly qualified. If the arbitrators do not select a third arbitrator within said 15-day period, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute by following the procedure set forth below.

     (c) The arbitrator selected by each of the parties shall state in writing his or her determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

     (d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

     (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16

TELEPHONE SERVICE

     Notwithstanding any other provision of this Lease to the contrary:

     (a) So long as the entirety of the Leased Premises is leased to Tenant:

          (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

          (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Leased Premises or any portion thereof, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Party. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Party, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason other than the gross negligence or willful misconduct of Landlord or any Landlord Related Party.

     (b) At such time as the entirety of the Leased Premises is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

          (i) Landlord shall provide Tenant access to all quantity of pairs in the Building intra-building network cable (“INC”). Tenant’s access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell’s charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

          (ii) Except as permitted in this Lease, Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises without the Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Leased Premises due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have access to the telephone closets within the Building in the manner and under such reasonable procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

          (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Leased Premises shall be a Property Maintenance Cost, provided that, if any such cost is deemed a capital expenditure in accordance with generally accepted accounting principles, it shall be amortized over the useful life of the improvement as described elsewhere in this Lease.

          (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Leased Premises, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord or any Landlord Related Party. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Party, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason other than the gross negligence or willful misconduct of Landlord or any Landlord Related Party.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date of this Lease first above set forth.

LANDLORD:

TRINET MILPITAS ASSOCIATES, LLC, a Delaware
limited liability company

	By:	TriNet Realty Investors II, Inc., a Maryland corporation, its Managing Member

		By:	/s/ Erich Stiger
		Name:	Erich Stiger
		Title:	Vice President

TENANT:

LSI LOGIC CORPORATION,
a Delaware corporation

	By:	/s/ Bryon Look
Name: Bryon Look
Title: EVP, Chief Financial Officer

	By:	/s/ John J. D’Errico
Name: John J. D’Errico
Title: EVP, Storage & Communications Components

LSI Logic Legal Department			LSI Logic Corp. Real Estate

Date 02/20/04			Date 02-20-04

Approved as to form			Approved as to form

By /s/ AndrewS. Hughes		By	/s/ Donald A. Costello

Exhibit A

SITE PLAN

259'
91'
63'
62'
Loading
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Trash
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595'
565'
1855 BARBER LANE
81,500 SQ. FT.
425'

BARBER LANE

Exhibit B

FLOOR PLAN

Exhibit C

RULES AND REGULATIONS

     The following rules and regulations shall apply to the Leased Premises, the Building, the parking areas associated therewith, and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by Tenant or any Tenant Related Party or used by Tenant or any Tenant Related Party for purposes other than ingress and egress to and from the Leased Premises and for going from one to another part of the Building.

     2. Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or any Tenant Related Party shall be paid by Tenant.

     3. No signs (other than those existing as of the Lease Commencement Date), advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Leased Premises without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, other than those existing as of the Lease Commencement Date, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Leased Premises. No awning shall be permitted on any part of the Leased Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Leased Premises.

     4. Tenant, at its expense, shall be responsible for providing all door locks in the Leased Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Leased Premises, subject to the terms and conditions of the Lease.

     5. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of Tenant, or done by Tenant’s property while in the Building, shall be repaired at the expense of Tenant.

     6. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about the Leased Premises. No portion of the Leased Premises shall at any time be used or occupied as sleeping or lodging quarters.

     7. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises-or odors in the Building. Tenant shall not introduce, disturb or release asbestos or PCBs into or from the Leased Premises.

     8. Tenant shall not keep in the Leased Premises any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Leased Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Leased Premises.

     9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Leased Premises or any part thereof regardless of whether such loss occurs when the area is locked against entry or not.

     10. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Leased Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.

     11. Tenant shall not permit storage outside the Building, including outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Leased Premises.

     12. Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Leased Premises.

     13. Tenant will not permit any person to bring onto the Leased Premises any handgun, firearm or other weapons of any kind, or illegal drugs.

     14. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

Exhibit D

FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of executed by Landlord, to as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]

Property:	[Property Name]
[Street Address]
[City, State, Zip]

The Property is more particularly described on Exhibit A.

     THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

          A. Landlord and Tenant have entered into the Lease covering [certain space in the improvements located in and upon] the Property (the “Premises”).

          B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

          C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

          D. Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

           1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

           2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request, (b) Tenant shall, provided Landlord has given Tenant written notice of Beneficiary’s notice address, send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord, and (c) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

           3.  Foreclosure and Sale. In the event of a Foreclosure Sale,

          (a) So long as Tenant complies with this Agreement and there is no Event of Default (as defined in the Lease), the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease (including any extensions). Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary’s acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord) unless such pre-paid rent or security deposit were transferred to Beneficiary; or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; or (v) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

          (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease (including any extensions).

           4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

           5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

           6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the tenant improvements located in the Premises at the commencement of the term of the Lease.

           7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

           8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

           9. Liability and Successors and Assigns. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

     IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attainment Agreement as of the Execution Date.

     IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:	, a

By

Its

TENANT:

a

By

Its

LANDLORD:

a

By

Its

EXHIBIT A

PROPERTY DESCRIPTION

State of

County of

On                                         200_ before me,                                                             personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                                                                  (Seal)

Exhibit E

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

To:	TriNet Milpitas Associates, LLC
c/o iStar Financial, Inc.
One Embarcadero Center, Suite 3300
San Francisco, CA 94111
ATTN: Asset Management

ATTN:

Re: Lease, dated as of , 200___ between , a , as tenant (the original named tenant under the Lease, together with such tenant’s successors and assigns, being hereinafter referred to collectively as the “Tenant”), and TriNet Milpitas Associates, LLC, a Delaware limited liability company (“Landlord”), covering certain premises known by the street address in the City of Milpitas, County of Santa Clara, State of California (the “Leased Premises”), as amended as noted on attached Schedule A (collectively, the “Lease”)

Gentlemen:

     The undersigned Tenant hereby represents, warrants and certifies to (“                    ”) and Landlord, that:

     1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A attached hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant’s leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

     2. The term of the Lease commenced on , and will expire on                                                              ,                      and will expire on                                                              ,                     ; the Tenant has no option to renew the Lease Term except as follows:                    .

     3. The monthly base rent payable under the Lease as of the current month is $                     . Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent (except first month’s rent) for more than one month in advance. To Tenant’s best knowledge, there are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A attached hereto. To Tenant’s best knowledge, Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord except as set forth on Schedule A attached hereto.

     4.Tenant has paid to Landlord a security deposit in the amount of $                    . Landlord is the beneficiary under a letter of credit in the amount of $                     required by the Lease as additional security. Tenant has not made any other payments to Landlord as a security deposit, advance or prepaid rent (except first month’s rent).

     5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.

     6. To Tenant’s current actual knowledge, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default except as set forth on Schedule A attached hereto. Tenant has not delivered to Landlord any notice of default with respect to the Landlord’s obligations under the Lease except as set forth on Schedule A attached hereto.

     7. Tenant is in actual possession of the entire Leased Premises and, to Tenant’s current actual knowledge, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default except as set forth on Schedule A attached hereto. Tenant has not received from Landlord any notice of default with respect to the Tenant’s obligations under the Lease except as set forth on Schedule A attached hereto.

     8. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

     9. Except as expressly provided in the Lease, Tenant:

(i)	does not have any right to renew or extend the term of the lease,

(ii)	does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

(iii)	does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

(iv)	does not have any right, title or interest with respect to the Leased Premises other than as lessee under the lease, and

(v)	does not have any right to relocate into other property owned by Landlord or any of landlord’s affiliates.

     10. There has not been filed by or, to Tenant’s current actual knowledge, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant except as set forth on Schedule A attached hereto.

     11. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant’s insurance coverage will be canceled or will not be renewed except as set forth on Schedule A attached hereto.

     12. Tenant is not aware of any material defects or deficiencies in the systems, elements or components of the Leased Premises. Tenant has not received any written notice, citation or other claim alleging any material violation of any applicable building, zoning, land use, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations or ordinances, or any covenants, conditions and restrictions applicable to the Leased Premises except as set forth on Schedule A attached hereto.

     13. To the current actual knowledge of Tenant, any and all brokerage and leasing commissions relating to and/or resulting from Tenant’s execution and delivery of the Lease and occupancy of the Leased Premises have been paid in full except as set forth on Schedule A attached hereto.

     14. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

     15. This Tenant Estoppel Certificate shall inure to the benefit of                       and Landlord and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

Dated this ____ day of                     , __________.

Tenant:                                         , a

By:

Its: